Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of ScanSource, Inc. and subsidiaries on Form S-8 (No. 33-94640), (No. 333-02542), (No. 333-08884), (No. 333-49879), (No. 333-78281), (No. 333-88133) and (No. 333-36766) of our reports dated August 14, 2002 (August 30, 2002 as to Note 11), appearing in and incorporated by reference in the Annual Report on Form 10-K of ScanSource, Inc. and subsidiaries for the year ended June 30, 2002.

/s/ DELOITTE & TOUCHE LLP

Greenville, South Carolina

September 26, 2003